Exhibit 4.2

FIFTH SUPPLEMENTAL INDENTURE

between

GOLUB CAPITAL BDC, INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Dated as of February 1, 2024

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of February 1, 2024, is between Golub Capital BDC, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of October 2, 2020 (the “Base Indenture” and, as amended and supplemented by this Fifth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s secured or unsecured indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company desires to issue and sell $600,000,000 aggregate principal amount of the Company’s 6.000% Notes due 2029 (the “Notes”).

The Company previously entered into the First Supplemental Indenture, dated as of October 2, 2020 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of February 24, 2021 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of August 3, 2021 (the “Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated as of December 5, 2023 (the “Fourth Supplemental Indenture”), each of which supplemented the Base Indenture. The First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, and the Fourth Supplemental Indenture are not applicable to the Notes.

Sections 9.01(iv) and 9.01(vi) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture in form reasonably satisfactory to the Trustee to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 3.01 of the Base Indenture.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)).

The Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Fifth Supplemental Indenture a valid, binding and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
TERMS OF THE NOTES

Section 1.01         Terms of the Notes. The following terms relating to the Notes are hereby established:

(a)           The Notes shall constitute a series of Senior Securities having the title “6.000% Notes due 2029.” The Notes shall bear a CUSIP number of 38173M AE2 and an ISIN number of US38173MAE21.

(b)           The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05 of the Base Indenture, and except for any Securities that, pursuant to Section 3.03 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $600,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or a Future Supplemental Indenture, the Company may, from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes; provided that, if such Additional Notes are not fungible with the Notes (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIP and ISIN numbers from the Notes (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c)           The entire outstanding principal of the Notes shall be payable on July 15, 2029, unless earlier redeemed or repurchased in accordance with the provisions of this Fifth Supplemental Indenture.

(d)           The rate at which the Notes shall bear interest shall be 6.000% per annum. The date from which interest shall accrue on the Notes shall be February 1, 2024, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be January 15 and July 15 of each year, commencing July 15, 2024 (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including February 1, 2024 (or the most recent Interest Payment Date to which interest has been paid or provided for), to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 30 and December 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Notes will be made at the Corporate Trust Office of the Trustee or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (1) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (2) transfer to an account maintained by the Person entitled thereto located in the United States; provided, further, however, that so long as the Notes are registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(e)           The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Fifth Supplemental Indenture. Each Global Note shall represent the aggregate amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 2.03 and 3.05 of the Base Indenture.

(f)           The depository for such Global Notes (the “Depository”) shall be The Depository Trust Company. The Security Registrar with respect to the Global Notes shall be the Trustee.

(g)           The Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Sections 10.08 and 10.09 of the Indenture.

(h)           The Notes shall be redeemable pursuant to Section 11.01 of the Base Indenture and as follows:

(i)           Prior to June 15, 2029 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

(ii)           On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

(iii)           “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

(iv)           The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H. 15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H. 15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

(v)           If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

(vi)           The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(vii)           Notice of redemption shall be given in writing and mailed, first-class postage prepaid, by overnight courier guaranteeing next-day delivery, by facsimile, or by electronic mail, provided that so long as the Notes are registered to Cede & Co., such notice shall be given in accordance with the Trustee’s and the Depository’s standard practices and procedures, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address, facsimile number or email address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.

(viii)           Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

(ix)           If the Company elects to redeem only a portion of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Depository so long as the Notes are registered to the Depository or its nominee and, if the Notes to be redeemed are not then held by the Depository, the Trustee shall select the Notes to be redeemed (A) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (B) on a pro rata basis to the extent practicable or (C) to the extent that selection on a pro rata basis is not practicable, by lot or such other similar method the Trustee deems to be fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

(x)           Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

(i)           The Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.

(j)           The Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(k)           Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity other than in accordance with Article Thirteen of the Indenture.

(l)           The Notes are hereby designated as “Senior Securities” under the Indenture.

ARTICLE II
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 in appropriate alphabetical sequence, as follows:

“Adviser” means GC Advisors LLC, a Delaware limited liability company.

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by all three Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;
(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or
(3)	the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any Subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect Subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto.

“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in any case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investor Services, Inc., or any successor thereto.

“Permitted Holders” means (i) the Company, (ii) one or more of the Company’s Controlled Subsidiaries and (iii) the Adviser or any affiliate of the Adviser that is organized under the laws of a jurisdiction located in the United States of America and is in the business of managing or advising clients.

“Rating Agency” means:

(1)	each of Fitch, Moody’s and S&P; and

(2)	if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch, Moody’s and/or S&P, as the case may be.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the date of this Indenture (but excluding any Subsidiary which is (a) a non-recourse or limited recourse Subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with the Company for purposes of GAAP).

“S&P” means S&P Global Ratings, or any successor thereto.

“Voting Stock” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Section 2.02         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by amending the definition of “Subsidiary” in Section 1.01 to add the following sentence at the end of such definition:

“In addition, for purposes of this definition, “Subsidiary” shall exclude any investments held by the Company in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of the Company and its Subsidiaries.”

ARTICLE III
SECURITIES FORMS

Section 3.01         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Two of the Base Indenture shall be amended by adding the following new Section 2.04 thereto, as set forth below:

“Section 2.04. Certificated Notes.

Notwithstanding anything to the contrary in the Indenture, Notes in physical, certificated form will be issued and delivered to each person that the Depository identifies as a beneficial owner of the related Notes only if:

(a)           the Depository notifies the Company at any time that it is unwilling or unable to continue as depositary for the Notes in global form and a successor depositary is not appointed within 90 days;

(b)           the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

(c)           an Event of Default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.”

ARTICLE IV
REMEDIES

Section 4.01         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 5.01(a) of the Base Indenture shall be amended by replacing clause (ii) thereof with the following:

“(ii)         default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its Maturity;”

Section 4.02         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 5.01(a) of the Base Indenture shall be amended by replacing clause (iv) thereof with the following:

“(iv)         default in the performance, or breach, of any covenant or agreement of the Company in this Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or that has expressly been included in this Indenture solely for the benefit of a series of Securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;”

Section 4.03         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 5.01(a) of the Base Indenture shall be amended by replacing clause (vii) thereof with the following:

“(vii)         if, pursuant to Section 18(a)(1)(c)(ii) and Section 61 of the Investment Company Act, or any successor provisions, on the last Business Day of each of twenty-four consecutive calendar months any class of the Company’s securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100 per centum, giving effect to any amendments to such provision of the Investment Company Act and any exemptive relief granted to the Company by the Commission;”

Section 4.04         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 5.01(a) of the Base Indenture shall be amended by adding the following language as clause (ix) thereof:

“(ix)         default by the Company or any of its Significant Subsidiaries, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding.”

Section 4.05         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Five of the Base Indenture shall be amended by deleting Section 5.01(b).

Section 4.06         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Five of the Base Indenture shall be amended by replacing the first paragraph of Section 5.02 with the following:

“If an Event of Default with respect to the Notes occurs and is continuing, then and in every such case (other than an Event of Default specified in Section 5.01(v) or 5.01(vi)), the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may (and the Trustee shall at the request of such Holders) declare the principal of all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable; provided that 100% of the principal of, and accrued and unpaid interest on, the Notes will automatically become due and payable in the case of an Event of Default specified in Section 5.01(v) or 5.01(vi) hereof.”

Section 4.07         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Five of the Base Indenture shall be amended by replacing the clauses (iii) and (iv) of Section 5.07 with the following:

“(iii)         such Holder or Holders have offered to the Trustee indemnity, security or both satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, security or both has failed to institute any such proceeding; and”

ARTICLE V
COVENANTS

Section 5.01         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 10.08 and 10.09 thereto, each as set forth below:

“Section 10.08. Section 18(a)(1)(A) of the Investment Company Act.

The Company agrees that for the period of time during which the Notes are Outstanding, the Company will not violate, whether or not the Company is subject to, Section 18(a)(1)(A) of the Investment Company Act as modified by Section 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto, as such obligations may be amended or superseded, but giving effect, in any case, to any exemptive relief granted to the Company by the Commission.”

Section 10.09. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of the Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within 90 days after the end of each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP, as applicable.”

ARTICLE VI
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 6.01         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Eight of the Base Indenture shall be amended by replacing Section 8.01 thereof with the following:

“SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not merge or consolidate with or into any other Person (other than a merger of a wholly owned Subsidiary of the Company into the Company), or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

(i)           the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

(ii)           the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes Outstanding, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(iii)           immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(iv)           the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this Section 8.01 and that all conditions precedent in this Indenture relating to such transaction have been complied with.

For the purposes of this Section 8.01, the sale, transfer, lease, conveyance or other disposition of all the property of one or more Subsidiaries of the Company, which property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.”

ARTICLE VII
OFFER TO REPURCHASE UPON A CHANGE OF CONTROL REPURCHASE EVENT

Section 7.01         Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Thirteen of the Base Indenture shall be amended by replacing Sections 13.01 to 13.05 with the following:

“SECTION 13.01. Change of Control.

If a Change of Control Repurchase Event occurs, unless the Company shall have exercised its right to redeem the Notes in full, the Company shall make an offer to each Holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 13.01, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 13.01 by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the Investment Company Act, the Company shall, to the extent lawful:

(i)           accept for payment all Notes or portions of Notes properly tendered pursuant to its offer;

(ii)          deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(iii)         deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly remit to each Holder of Notes properly tendered the purchase price for the Notes, and, upon written instruction from the Company, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If any Repayment Date upon a Change of Control Repurchase Event falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in respect of the Notes in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.”

ARTICLE VIII
MISCELLANEOUS

Section 8.01         This Fifth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. This Fifth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 8.02         In case any provision in this Fifth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.03         This Fifth Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts will together constitute but one and the same Fifth Supplemental Indenture. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to this Fifth Supplemental Indenture must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 8.04         The Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Fifth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Fifth Supplemental Indenture.

Section 8.05         The provisions of this Fifth Supplemental Indenture shall become effective as of the date hereof.

Section 8.06         Notwithstanding anything else to the contrary herein, the terms and provisions of this Fifth Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Fifth Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 8.07         The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Fifth Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof. In acting hereunder and with respect to the Notes, the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee

By:	/s/ Michael Judge
Name: Michael Judge
Title: Vice President

Exhibit A - Form of Global Note

This Security is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than The Depository Trust Company or a nominee thereof, except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment and such certificate issued in exchange for this certificate is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful, as the registered owner hereof, Cede & Co., has an interest herein.

Golub Capital BDC, Inc.

No.		$
CUSIP No. 38173M AE2
ISIN No. US38173MAE21
6.000% Notes due 2029

Golub Capital BDC, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________ (U.S. $___) on July 15, 2029, and to pay interest thereon from February [1], 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing July 15, 2024 at the rate of 6.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be June 30 and December 30 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (1) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (2) transfer to an account maintained by the Person entitled thereto located in the United States; provided, further, however, that so long as this Security is registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GOLUB CAPITAL BDC, INC.

By:
Name:
Title:

Attest

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. Bank TRUST COMPANY, National Association (as successor in interest to U.S. bank National Association), as Trustee

By:
Authorized Signatory

Golub Capital BDC, Inc.

6.000% Notes due 2029

This Security is one of a duly authorized issue of Senior Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 2, 2020 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as amended and supplemented by the Fifth Supplemental Indenture relating to the Securities, dated as of February 1, 2024, between the Company and the Trustee (herein called the “Fifth Supplemental Indenture”; and the Fifth Supplemental Indenture and the Base Indenture together are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the Fifth Supplemental Indenture, the Fifth Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $600,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities; provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities) for U.S. federal income tax purposes, then such Additional Securities will have different CUSIP and ISIN numbers from the Securities represented hereby (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

Prior to June 15, 2029 (one month prior to the maturity date of the Securities) (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H. 15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H. 15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid, by overnight courier guaranteeing next-day delivery, by facsimile or by electronic mail to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address, facsimile number or email address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

A-6

If the Company elects to redeem only a portion of the Securities, the particular Securities to be redeemed will be selected in accordance with the applicable procedures of the Depository so long as the Securities are registered to the Depository or its nominee and, if the Securities to be redeemed are not then held by the Depository or its nominee, the Trustee shall select the Securities to be redeemed (A) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed, (B) on a pro rata basis to the extent practicable or (C) to the extent that selection on a pro rata basis is not practicable, by lot or such other similar method the Trustee deems to be fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $2,000.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities called for redemption.

Holders will have the right to require the Company to repurchase their Securities upon the occurrence of a Change of Control Repurchase Event as set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing (other than Events of Default related to certain events of bankruptcy, insolvency or reorganization as set forth in the Indenture), the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. In the case of certain events of bankruptcy, insolvency or reorganization described in the Indenture, 100% of the principal of and accrued and unpaid interest on the Securities will automatically become due and payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security or both satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity, security or both. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

A-7

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of the Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

A-8